                                                                    Exhibit 10.1

                                    APW LTD.

                            2002 STOCK INCENTIVE PLAN

I.   INTRODUCTION

     1.01 Purpose. This plan shall be known as the APW Ltd. 2002 Stock Incentive Plan (the "Plan"). The purposes of the Plan are to attract and retain the best available employees and directors of APW Ltd. and its subsidiaries, as well as appropriate third parties who can provide valuable services to APW Ltd., to provide additional incentive to such persons and to promote the success and growth of APW Ltd.

     1.02 Effective Date. The effective date of the Plan shall be July 30, 2002, subject to approval of the Plan by the shareholders of APW Ltd. Any Award granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

II.  PLAN DEFINITIONS

     2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          (a) "Award" shall mean the grant of any form of stock option or restricted stock.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Committee" shall mean the Compensation Committee of the Board, as described in Section 4.01.

          (e)  "Company" shall mean APW Ltd., a Bermuda company.

          (f) "Company Stock" shall mean shares of common stock of the Company and such other shares and securities as may be substituted therefor pursuant to Section 3.02.

          (g) "Eligible Grantee" shall mean any regular salaried employee or director of the Company or a Subsidiary and any other individual who provides services to the Company or a Subsidiary; provided, however that only employees shall be eligible to receive incentive stock options.

          (h) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the shares are then listed and traded on a registered national securities exchange, or are quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions. In the absence of reported sales on such date, or if the shares are not so listed or quoted, but are traded in the over-the-counter market, "Fair Market Value" shall be the mean of the closing bid and asked prices for such shares on such date, or, if not so reported as obtained from a bona fide market maker in such shares. In the event there is no public market for the Company Stock, Fair Market Value on any date shall mean the value as determined by the Committee in its discretion for purposes of administering the Plan. The Committee shall determine Fair Market Value based upon customary valuation techniques, including the use of data on comparable companies, and including the use of a formula adopted by the Committee for such purposes, which formula may be amended or altered from time to time by the Committee. The Committee's determination of Fair Market Value shall be binding for all purposes under the Plan.

     (i) "Grantee" shall mean any person who has been granted an Award, under the Plan.

     (j)  "Option Period" shall mean the period of time provided pursuant to
          Section 6.04 within which a stock option may be exercised.

     (k) "Subsidiary" shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting interest of more than fifty percent (50%).

III. SHARES SUBJECT TO OPTION

     3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan shall in the aggregate not exceed one hundred fifty one thousand five hundred fifteen (151,515) shares. Shares subject to and not issued under an option which expires, terminates, is canceled or forfeited for any reason under the Plan and shares of restricted Company Stock which have been forfeited before the Grantee has received any benefits of ownership, such as dividends from the forfeited shares, shall again become available for the granting of Awards.

     3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the shares of Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and approximately adjusted and the number and kind of shares then subject to options granted under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.  ADMINISTRATION

     4.01 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine

     4.02 Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the

Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee may adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Grantees who are foreign nationals or employed outside of the United States.

Subject to the provisions of the Plan, the Committee shall have full and final authority to:

          (a)  designate the persons to whom Awards shall be granted;

          (b) grant Awards in such form and amount as the Committee shall determine;

          (c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including restrictions relating to a sale of the shares issued under the Plan and provisions requiring the resale of the shares to the Company and or its shareholders; and

          (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.

V.   PARTICIPATION

     5.01 Eligibility. Eligible Grantees who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Awards under the Plan. From among all such Eligible Grantees, the Committee shall determine from time to time those Eligible Grantees to whom Awards shall be granted. No Eligible Grantee shall have any right whatsoever to receive an Award unless so determined by the Committee.

     5.02 No Employment or Service Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment or service, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment or service of any person or to take any other action affecting such person.

VI.  STOCK OPTIONS

     6.01 General. Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of the Code) or nonqualified stock options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case, including restrictions relating to a sale of the shares issued upon exercise of a stock option.

     6.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement. In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted. Employees who own, directly or indirectly, within the meaning of Code 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the shares subject to the option and such option by its terms is not exercisable after the expiration of 5 years from the date such option is granted.

     6.03 Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the Grantee within a reasonable time.

     6.04 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:

          (a) No option granted under this Plan may be exercised prior to shareholder approval of the Plan,

          (b)  No Option Period for an incentive stock option may exceed ten
               (10) years from the date the option is granted, and

          (c) No option may be treated as an incentive stock option unless the Grantee exercises the option while employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.

     6.05 Special Rule for Incentive Stock Options. For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code. To the extent that any Award exceeds such limitation, the portion of the Award exceeding the limitation will be treated a nonqualified stock option.

     6.06 Method of Exercise. Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

     6.07 Merger, Amalgamation, Consolidation or Reorganization. In the event of a merger, amalgamation, consolidation, reorganization or a sale of the Company, the Committee may, subject to the approval of the Board of Directors of the Company, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

          (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is equivalent to, but not more than, the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

          (b)  The Committee may cancel such option.

     6.08 Substitute Options. Notwithstanding the provisions of Sections 6.02 and 6.03 above, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Eligible Grantees on account of such transaction may be granted options in substitution for options granted by their former employer, provided that the terms of the substitute options shall be no more favorable than the terms of the options granted by the former employer. If such substitute options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the shares on the grant date.

VII. RESTRICTED STOCK

     7.01 Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan; provided that a maximum of 15,000 shares of restricted stock may be granted in any calendar year (subject to adjustment as provided in Section 3.02). The Committee shall determine the Eligible Grantees to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, including restrictions relating to a sale of the shares following the lapse of the applicable restrictions. The Committee may condition the grant of restricted stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The Committee may also grant restricted stock on the condition that the Grantee make a cash payment to the Company on the date of grant of an amount not more than the Fair Market Value of the Company Stock on the date of grant. The provisions of restricted stock Awards need not be the same with respect to each recipient.

     7.02 Awards and Certificates. Each individual receiving a restricted stock Award shall be issued a certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the APW Ltd. 2002 Stock Incentive Plan and a Restricted Stock

          Agreement. Copies of such Plan and Agreement are on file at the offices of APW Ltd."

The Committee may add such additional legends with respect to the registration of the shares, as the Committee deems appropriate. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Company Stock covered by such Award.

      7.03 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:


          (a) Until the applicable restrictions lapse, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.

          (b) The Grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional restricted stock.

          (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee's employment or service for any reason.

          (d) In the event of hardship or other special circumstances of a Grantee whose employment or service is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee's shares of restricted stock.

          (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

          (f) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

      7.04 Section 83(b) Election. A Grantee receiving a shares of restricted stock hereunder may make an election under Section 83(b) of the Code to recognize taxable income at the time of grant.

VIII. WITHHOLDING TAXES.

      8.01 General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Grantee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.

     8.02 Withholding from Shares to be Issued. In lieu of part or all of any such payment, the Grantee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

IX.  GENERAL

     9.01 Nontransferability. No Award shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant nonqualified stock options that are transferable, without payment of consideration, to family members of the Grantee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability.

     9.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body (including the Bermuda Monetary Authority), is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of securities thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

     9.03  Expiration and Termination of the Plan. The Plan will terminate ten
(10) years after the effective date of the Plan, except as to Awards then outstanding under the Plan, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Awards then outstanding under the Plan.

     9.04 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with the Code or any other law. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Award (either directly or through modification of the Plan) shall, without the consent of the Grantee, alter or impair any rights of the Grantee under the Award.

     9.05 Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee and other Company employees administering the Plan and the Board members shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his duties; provided that within 20 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     9.06 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.